Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GTJ REIT, Inc.

West Hempstead, New York

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to GTJ REIT, Inc. 2017 Incentive Award Plan of our report dated March 29, 2017, relating to the consolidated financial statements and financial statement schedule of GTJ REIT, Inc., appearing in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2016.

/s/ BDO USA LLP

New York, New York

June 12, 2017